Exhibit 10.66


                              AGREEMENT AND RELEASE

     On this 22nd day of January 2000, Tremont Advisers, Inc., a Delaware corporation with its principal place of business located at 555 Theodore Fremd Avenue, Rye, New York 10580 (together with its affiliates "Tremont") and Laurence Huntington Taylor, II ("Employee"), an individual residing at 10 Deer Run, Rye Brook, New York 10573, each agrees to the terms and conditions set forth below:

     1. Termination: Employee's employment by and with Tremont has been terminated as of January 22nd, 2000 (the "Termination Date").

     2. Resolution of All Matters:

          a. Employment Agreement; Stock Transfer Agreement; Employment. Other than as set forth herein, this Agreement and Release ("Agreement") resolves all matters between the parties, including, but not limited to, each of the following:

               i. All matters arising under or in connection with the Employment Agreement made as of March 11, 1999 by and between Tremont and Employee (the "Employment Agreement"), a copy of which is attached hereto as Exhibit A and all matters arising under or in connection with the termination thereof;

               ii. All matters arising under or in connection with the Stock Transfer Agreement (the "Stock Transfer Agreement") made as of August 13, 1999 by and between Tremont (Bermuda) Limited, an exempted Bermuda company ("Bermuda") and Employee, a copy of which is attached hereto as Exhibit B, pursuant to which Bermuda transferred to Employee six thousand (6,000) shares of common stock, par value $0.01 per share, of FITX Group Limited, an exempted Bermuda company (the "Transferred FITX Stock");

               iii. All matters arising under or in connection with the promissory demand note dated May 13, 1999 made payable by Employee to the order of Tremont, a copy of which is attached hereto as Exhibit C, pursuant to which Employee unconditionally promised to pay Tremont the principal sum of fifty thousand dollars ($50,000), with interest thereon, as further described in promissory note (the "Note"); and

               iv. All other matters relating to Employee's employment and the termination of that employment with Tremont.

Employee agrees that he hereby waives any right to employment, reinstatement or reemployment with Tremont and any of its affiliates or subsidiaries, and specifically agrees that he will not apply for same. Employee shall not at any time after the Termination Date represent himself as being in any way connected with or interested in the business of Tremont or any of its affiliates or its


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subsidiaries  and/or  knowingly  make any  untrue  or  misleading  statement  in relation to Tremont or any of its affiliates or subsidiaries.

          b. Redemption of the Transferred FITX Stock.

               i.   Redemption   of  the   Transferred   FITX  Stock.   Employee
          acknowledges and agrees that pursuant to the Note Employee owes Tremont, as of the Termination Date, monies in the principal amount of eighteen thousand one hundred and fifty dollars ($18,150), plus interest, which interest shall be calculated, through to and including the Effective Date, in accordance with the terms set forth in the Note (the "Monies Owed"). Employee agrees that Bermuda shall have the option to redeem the Transferred FITX Stock during the period commencing on the Termination Date and ending five (5) calendar days after the Effective Date for a redemption price per share of eleven dollars and 46/100 ($11.46). Each of Tremont, Bermuda and Employee acknowledges and agrees that Bermuda hereby exercises its option to redeem the Transferred FITX Stock in exchange for the payment to Employee of sixty eight thousand seven hundred and sixty dollars ($68,760) (the "Redemption Price"). Each of Tremont and Employee further agrees that simultaneously with the delivery by Employee to Tremont of the certificate(s), if any, representing the Transferred FITX Stock, that payment of an amount equal to the Redemption Price less the Monies Owed shall be made by wire transfer on the Effective Date in accordance with the instructions provided by Employee to Tremont on the Effective Date.

               ii. Bermuda's Shareholders' Agreement. Employee confirms that upon Bermuda's payment of the Redemption Price as set forth above, Employee shall cease being a party to the Shareholders' Agreement dated December 15, 1999 by and among Bermuda and its shareholders (the "Shareholders' Agreement"), a copy of which is attached hereto as Exhibit D, and Employee shall have no further rights or claims thereunder.

               iii. Employee's Representations and Warranties. Employee represents and warrants to each of Tremont and Bermuda that upon Employee's delivery to Bermuda of the Transferred FITX Stock, Bermuda shall receive good and marketable title to the Transferred FITX Stock which Bermuda shall be redeeming from Employee pursuant to the terms set forth in this Section, which Transferred FITX Stock shall, upon its delivery by Employee to Tremont, be free and clear of all liens, claims and other encumbrances other than pursuant to the terms of the Shareholders' Agreement.

     3. Time to Consider and Right to Revoke: Employee hereby acknowledges that he has a period of at least twenty one (21) days during which to consider whether to enter into this Agreement. Employee hereby further acknowledges and understands that Employee has the right to revoke this Agreement within seven
(7) calendar days after the date of his execution of this Agreement (the "Revocation Period"), by delivering a written notice of revocation to Tremont
(c/o Robert Schulman, President, Tremont Advisers, Inc., 555 Theodore Fremd Avenue, Rye, New York 10580), which written notice must have been given, in accordance with Section 18 below, no later than 5pm New York time on the seventh calendar day immediately following the date of Employee's execution of this Agreement, as such date is set forth on the signature page of this


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Agreement. If Employee revokes this Agreement within the Revocation Period, then this Agreement will not be effective and enforceable, and Employee will not receive from Tremont the compensation referred to in Section 4 below.

     4. Severance Compensation: If, upon the expiration of the Revocation Period (the "Effective Date"), Employee has not revoked this Agreement, then in consideration thereof, Employee shall be entitled to receive the following Severance Compensation (as such term is defined below):

          a. Severance Payment: The payment by Tremont to Employee of the amounts set forth in Section 9(b) of the Employment Agreement, subject to the terms and conditions of such Section 9(b), (or such lesser amount as may be computed in accordance with the terms set forth below), less customary deductions, including, without limitation, deductions for (i) the required federal, state and local withholdings and (ii) the benefit payments as referred to in Section 9(b) (each such installment payment, a "Severance Installment Payment", collectively, the "Severance Payment"). Each Severance Installment Payment shall be payable in accordance with the terms set forth in Section 9(b) of the Employment Agreement, commencing with Tremont's first regular payday following the Effective Date and ending on Tremont's first regular payday immediately following March 11, 2001 (the "Severance Payment Period"), all in accordance with the usual payroll procedures of Tremont. Each of Employee and Tremont agrees that Employee's Base Compensation (as such term is defined in the Employment Agreement) is one hundred and fifty thousand dollars ($150,000) per annum and that Employee's Guaranteed Bonus (as such term is defined in the Employment Agreement), or any portion thereof, for the year ending March 11, 2000 and March 11, 2001, respectively is fifty thousand ($50,000) dollars. Employee acknowledges and agrees that Tremont, prior to the Effective Date, has paid to Employee Employee's Guaranteed Bonus for the year ending March 11, 2000. Accordingly, Employee further acknowledges and agrees that Tremont is obligated to pay to Employee Employee's Guaranteed Bonus for the year ending March 11, 2001 only.

          b. Stock Options Employment Extension: For purposes of the Stock Options only (as such term is defined in the Stock Option and Benefits Agreement made as of March 8, 1999 by and between Tremont and Employee, a copy of which is attached hereto as Exhibit E (the "Option Agreement")), Employee shall be entitled, in accordance with the terms and conditions set forth in Section 2 of the Option Agreement, to exercise the Stock Options that he would have been entitled to exercise if Employee's employment with Tremont were to have continued up until and then terminated on March 12, 2001 (the "Stock Options Employment Extension", together with the Severance Payment, the "Severance Compensation"). The parties hereto agree and acknowledge that, subject to the foregoing, the Option Agreement shall remain in full force and effect.

          c. Conditions to the Severance Compensation. Employee agrees and acknowledges that the payment and/or grant, as the case may be, of the Severance Compensation (in excess of five hundred dollars ($500)) is conditioned upon Employee's compliance with all of the terms of this Agreement, including, but not limited to, those set forth in Sections 8, 9, 10 and 11 below. In no event will the Severance Compensation be less than five hundred dollars ($500).


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     5.  General  Release:  In  consideration  of  the  Severance  Compensation,
Employee hereby forever releases Tremont, its successors and assigns and any and all of its related companies, including parents, subsidiaries, affiliates,
stockholders  and  divisions,   and  the  successors  and  assigns,   employees,
directors, officers, independent contractors, clients and agents of any of them (the "Releasees"), from any and all claims, demands, obligations, promises or agreements of any nature that he may have, ever has had or hereafter may have, from the beginning of the world to the end of time, including, but not limited to, claims based on or arising out of the Employment Agreement or the termination of the Employment Agreement, Employee's employment with Tremont or the termination of that employment, including, but not limited to claims for wrongful discharge or claims that the Releasees have dealt with Employee unfairly or in bad faith. This includes, but shall not be limited to, any and all such claims or causes of action that Employee may have, known or unknown to Employee, arising out of, or in any way connected with or relating to the Employment Agreement, the Stock Transfer Agreement, the Note, the Shareholders' Agreement and the Option Agreement (except as set forth herein) or the termination of Employment Agreement, the Stock Transfer Agreement, the Note, the Shareholders' Agreement and the Option Agreement (except as set forth herein) or of Employee's employment with, and separation from, Tremont for breach of contract, implied or express; impairment of economic opportunity; intentional or negligent infliction of emotional distress; false arrest; assault; battery; false imprisonment; prima facie tort; defamation; libel; slander; negligent termination; malicious prosecution; wrongful discharge; or any other tort, whether intentional or negligent; or any claim or cause of action known or unknown under Title VII of The Civil Rights Act of 1964; the Age Discrimination Employment Act of 1967, as amended; The Older Worker's Benefit Protection Act (except with respect to claims for age discrimination that may arise after the date this Agreement is signed); the Equal Pay Act; the Fair Labor Standards Act; the Employment Retirement Income Security Act; the Rehabilitation Act of 1973; the Civil Rights Acts of 1866 and 1871; the New York State Human Rights Law; the New York City Human Rights Law; the New York Labor Law, including, but not limited to, Section 740 thereof; the New Jersey Human Rights Act; the Americans With Disabilities Act of 1990; the United States Constitution, the New York State Constitution and the New Jersey State Constitution, all as amended, if applicable or any other federal, state, county or municipal statute or ordinance relating to employment discrimination or retaliation. This Agreement covers claims of which Employee currently may or may not have knowledge.

     6. No Lawsuits: Employee represents and warrants that neither he nor his legal representative has filed or has been involved, directly or indirectly, in filing any complaints, charges or lawsuits against the Releasees with any governmental agency, commission, court or any other forum. Employee agrees that neither he nor his legal representatives, directly or indirectly, will do so at any time hereafter. Employee further covenants and agrees that neither he nor his legal representatives will provide support or assistance, directly or indirectly, to other persons in connection with any action, suit or proceeding involving the Releasees, unless required to do so by law. Employee further understands and agrees that Tremont is in no way liable or responsible for his attorney's fees and costs, if any, in this matter.

     7. Non-Admission: This Agreement shall not in any way be construed as an admission by the Releasees of any liability or any wrongful or discriminatory act.


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     8. Non-Disparagement:  Employee agrees that he will not say, write or cause to be said or written, directly or indirectly, any statement that may be considered defamatory, derogatory or disparaging with respect to any of the Releasees.

     9. Non-Disclosure/Confidentiality: Employee acknowledges and agrees that as a result of his employment with Tremont, confidential information of Tremont and any of its affiliates or subsidiaries has been imparted to him, which if disclosed by him or improperly used by him will result in harm to Tremont and any of its affiliates or subsidiaries. "Confidential Information" shall mean all research, information, software, databases, trade secrets, sales and marketing information, subscriber information, operations material and memoranda, personnel records, client lists, information relating to investment funds, accounts and customers, pricing information, and financial information concerning or relating to the business, clients, subscribers, employees, and affairs of Tremont and any of its affiliates or subsidiaries and contact persons, the information contained in any systems, applications or tools used by Tremont which contain any Confidential Information or any other information of Tremont or of any of its affiliates or subsidiaries and other information maintained by Tremont and any of its affiliates or subsidiaries, obtained by or furnished, disclosed or disseminated to Employee, or obtained, assembled or compiled by Employee or under his supervision during the course of his employment with Tremont and any of its affiliates or subsidiaries, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to Tremont and any of its affiliates or subsidiaries. Confidential Information shall not include any of the foregoing to the extent that the same can be shown by written documentation by Employee, to be available to the public through no fault or breach of this Agreement.

     Employee  agrees  that  any and  all  Confidential  Information  concerning
Tremont or any of its affiliates or subsidiaries and its business and affairs obtained by Employee in the course of Employee's employment with Tremont, will be held by Employee as inviolate and in the strictest of confidence. Employee further covenants and agrees not to use such information for Employee's personal benefit or for the benefit of others and not disclose to anyone, other than his immediate family, accountant or Employee's attorney, and then only upon their agreement not to disclose to another person, except as required by law, any such information and the existence of this Agreement, the circumstances surrounding it, its terms, conditions or negotiation, including, but not limited to, the dollar amounts set forth herein.

     Employee shall immediately surrender and turn over to Tremont, the computer equipment, including, without limitation, lap tops, books, forms, records, electronic calendars, client lists, all other papers and writings relating to Tremont, all other property belonging to Tremont, all information contained in any systems, applications or tools comprising or used in connection with the running of its business, then in the possession or under the control, either directly or indirectly, of Employee, it being understood and agreed that the same are the sole property of Tremont.

     Notwithstanding  the  foregoing,  except  as  otherwise  required  by  law,
Employee shall at all times maintain as confidential such Confidential Information which is also confidential to or contains confidential information concerning any officer, director, shareholder, client or account of


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Tremont or any of its or their  affiliates  or  subsidiaries,  without the prior written consent of the party to whom such confidential information applies.

     10. Non-Solicitation of Employees: Employee shall not directly or indirectly and whether as employee, director, consultant, owner or otherwise, during the Severance Payment Period and the twelve (12) month period following the Severance Payment Period, entice or endeavor to entice away from Tremont or any of its affiliates or subsidiaries, any of its or their employees (whether or not the departure of such employee would constitute a breach of contract on his or her part). For the purposes of this paragraph, "employees" means any person employed or retained by Tremont or any of its affiliates or subsidiaries with management or senior level sales responsibilities, whether on a permanent or consultancy basis, with whom Employee shall have had personal dealings in the course of performing his duties under the Employment Agreement. Nothing in this covenant will prevent Employee from hiring an employee responding to a general solicitation appearing in a newspaper, trade publication or similar medium.

     11. Non-Solicitation of Clients: Employee shall not, directly or indirectly and whether as employee, director, consultant, owner or otherwise, during the Severance Payment Period and the twelve (12) month period following the Severance Payment Period, in competition with Tremont or any of its affiliates or subsidiaries, canvas, solicit or seek to entice away from Tremont or any of its affiliates or subsidiaries (i) any Client (as such term is defined below); or (ii) any Potential Client (as such term is defined below). "Client" shall mean any person that, as of the Termination Date or within six (6) before the Termination Date, is or was, as the case may be, a client of or subscriber to Tremont or any of its affiliates or subsidiaries, or its or their services, and being a person (i) with which Employee or any person reporting directly to Employee has had personal dealings in the course of performing his or her duties to Tremont; or (ii) of which Employee has personal knowledge. "Potential Client" shall mean any person with which there were, as of the Termination Date, ongoing negotiations with a view to such person becoming a client of or subscribing to Tremont or any of its affiliates or subsidiaries, and being a person (i) with which Employee or any person reporting directly to Employee has had personal dealings in the course of performing his or her duties to Tremont or (ii) of which Employee has personal knowledge.

     12. No Other Representations: Employee represents and acknowledges that in executing this Agreement, he is not relying, and has not relied, upon any oral or written representations or statements not set forth or referred to herein.

     13. Encouragement to Consult with Attorney: Employee is encouraged to consult with an attorney or other representative of Employee's interests of Employee's own choice at Employee's own expense prior to executing this Agreement. By executing this Agreement, Employee is signifying that Employee has read this Agreement thoroughly, that Employee has consulted with an attorney prior to executing this Agreement or has knowingly waived the right to do so, and that Employee's agreement to the terms of this Agreement is knowing, willing and voluntary.


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     14. Entire  Agreement;  Amendment;  Waiver:  This  Agreement and the Option
Agreement  constitute the entire understanding and agreement between the parties
and  supersede  and  cancel,   unless  otherwise  stated  herein,  all  previous
agreements and commitments, whether oral or written, in connection with the matters described herein. No waiver or modification of this Agreement shall be binding unless it is in writing and signed by the parties hereto. No failure to insist upon compliance with any term or condition of this Agreement, whether by conduct or otherwise, shall be deemed to be or construed to be a waiver of such term or condition.

     15. Breach: Employee acknowledges and agrees that if Employee breaches any of the provisions of Sections 8, 9, 10 and 11 above (i) Tremont shall be entitled to apply for and receive an injunction to restrain any breach of the provisions of Sections 8, 9, 10 and 11 above, (ii) Tremont shall be entitled to immediately cease and desist from making any payments or providing for any benefits to be paid or provided for in connection with the Severance Compensation and from permitting the vesting and/or exercise, as the case may be, of any Stock Options, that as of the date of any such breach, remain unvested and/or unexercised, as the case may be, (iii) any and all claims for and/or rights of Employee to the Severance Compensation shall be deemed renounced and/or extinguished, (iv) Employee shall be obligated to pay to Tremont its costs and expenses, including legal costs and attorneys fees, in enforcing this Agreement and defending against any lawsuit relating to this Agreement, (v) Employee shall be obligated, at Tremont's option and upon Tremont's written demand, to (a) repay to Tremont all but five hundred dollars ($500) of the Severance Payment paid or provided to Employee by Tremont in connection herewith, and (b) deliver to Tremont, upon Tremont's repayment of the applicable Exercise Price, those Shares (as such terms are defined in the Option Agreement), if any, that shall have been (x) designated by Tremont in its written demand therefor and (y) delivered to Employee in connection with any Stock Options that vested and were exercised after the Effective Date.

     16. Enforcement: This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without reference to that State's conflict of law principles. If any term or condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, this Agreement shall be construed without such term or condition. For purposes of any claim arising under this Agreement, Employee hereby submits to the exclusive jurisdiction of the courts of the State of New York and of the United States having jurisdiction in the County of New York, State of New York, and agrees not to raise and waives any objection to or defense based upon the venue of any such court or based upon forum non conveniens. Each of the parties consents to service of process by personal service in any manner in which notice may be delivered hereunder in accordance with Section 18 below.

     17. Counterparts: This Agreement may be executed in counterparts (including by means of faxed signature pages), both of which shall be considered one and the same Agreement, and this Agreement shall become effective when one or more of such counterparts has been signed by each of the parties and delivered to the other party.

     18. Notices: All notices, requests and other communications made under this Agreement must be in writing, and must be (i) mailed by registered or certified mail, postage


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prepaid  and return  receipt  requested,  (ii)  transmitted  by  facsimile  with evidence of receipt or (iii) delivered by hand to the party to whom such notice is required or permitted to be given. If mailed, any such notice will be considered to have been given three (3) business days after it was mailed, as evidenced by the postmark. If delivered by facsimile, any notice will be considered to have been given on the date of receipt, as evidenced by the confirmation of facsimile receipt. If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by a written and dated receipt from the receiving party. The mailing address for notice to either party will be the address set forth in the first paragraph of this Agreement. Either party may change its mailing address by providing written notice of any such change to the other party.

     19. Section Headings; Interpretation; Person: Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to have been drafted. The word "person" shall include a corporation, firm, partnership or other form of association or entity.

     20. Cooperation: Employee agrees that Employee will, at the sole cost and expense of Tremont, cooperate with Tremont in the defense and/or prosecution of any and all litigation either against and by Tremont or any of its affiliates or subsidiaries with respect to matters arising when Employee was an employee of Tremont.

     This Document May Be Revoked By Employee Up to Seven Days After The Document Is Signed.

     WHEREFORE, in mutual consideration of these covenants, both parties agree to be bound by the above from this day forth.

                                    TREMONT ADVISERS, INC.

                                    By: /s/ Stephen T. Clayton
                                    --------------------------------------------
                                    Name:  Stephen T. Clayton
                                    Title: Chief Financial Officer

Date of
Execution: January  22nd, 2000      /s/ Laurence Huntington Taylor II
                                    --------------------------------------------
                                    Laurence Huntington Taylor, II, individually

TREMONT (BERMUDA) LIMITED
(with respect to Section 2 only)


By: /s/ Suzanne S. Hammond
    ----------------------------
Name:  Suzanne S. Hammond
Title: Director


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